Exhibit 99.1

(BW) (SFX-BROADCASTING) (SFXBA) SFX Broadcasting acquires fifth and sixth stations in Jackson

      Business Editors

NEW YORK--Aug. 29, 1996--SFX Broadcasting Inc. (NASDAQ: SFXBA) today announced that it has closed on the acquisition of radio stations WSTZ (FM) and WZRX-AM serving the Jackson, Miss. market.

      The stations were acquired for $3.5 million from Lewis Broadcasting Corp. based in Savannah, Ga.

      In addition to these two new stations, SFX owns WMSI (FM), WKTF (FM), WJDX (FM) and WJDS-AM, all serving the Jackson market.

      Commenting on the transaction, Robert F.X. Sillerman, executive chairman of SFX Broadcasting, said, "We are extremely pleased to be adding our fifth and sixth stations in the Jackson market, where we have been the dominant operator for many years. We are particularly excited to be gaining WSTZ, which is the number three ranking station, joining WMSI, which ranks second in the market. The combination of our six stations gives us the opportunity for enhanced cost savings and sound inventory control. Jackson has always been a strong market for us and the addition of these two stations solidifies our prominent and powerful position.

      "Additionally, we are extremely pleased to have received early termination of the waiting period required by the Federal Trade Commission under Hart-Scott-Rodino for the impending merger between SFX and Multi-Market Radio. We are proceeding with the remaining steps and anticipate closing the merger within the first two weeks of October."

      WSTZ (FM) has an album oriented rock format and WZRX-AM has a gospel format. Both WMSI (FM) and WKTF (FM) play country. WJDX (FM) and its simulcast, WJDS-AM, have a hot adult contemporary format. Jackson is the one hundred and seventeenth largest metro ranked market.

      In April 1996 SFX announced that it would acquire Multi-Market Radio Inc. (NASDAQ: RDIOA). MMR common stock shareholders will receive the stock equivalent of $12.00 per common share, subject to adjustment. There can be no assurance that the transaction will be consummated.

      With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following radio stations:

Houston, TX             Charlotte, NC             Tucson, AZ
  KKRW (FM)               WLYT (FM)                 KWFM (FM)
  KODA (FM)               WTDR (FM)                 KRQQ (FM)
  KQUE (FM)                                         KNST-AM
  KNUZ-AM                                           KCEE-AM


Wash., DC/Balt., MD     Raleigh, NC               Springfield/North, MA
  WHFS (FM)               WZZU (FM)                 WHMP (FM)
                          WTRG (FM)                 WPKX (FM)
                          WDCG (FM)                 WHMP-AM
                          WRDU (FM)

San Diego, CA           Richmond, VA              New Haven, CT
  KPLN (FM)               WMXB (FM)                 WPLR (FM)
  KYXY (FM)               WVGO (FM)                 WYBC (FM) (a)
                          WLEE (FM)
                          WKHK (FM) (b)
                          WBZU (FM) (b)

Providence, RI          Albany, NY                Daytona Beach, FL
  WSNE (FM)               WGNA (FM)                 WGNE (FM)
  WHJY (FM)               WPYX (FM)
  WHJJ-AM                 WYSR (FM)
                          WGNA-AM
                          WTRY-AM

Hartford, CT            Greenville-Spartanburg, SC   Augusta, GA
  WHCN (FM)               WMYI (FM)                 WCHZ (FM) (a)
  WMRQ (FM)               WSSL (FM)
  WKSS (FM)               WROQ (FM)
  WPOP-AM                 WGVL-AM

Greensboro, NC          Wichita, KS               Jackson, MS
  WMAG (FM)               KRZZ (FM)                 WKTF (FM)
  WHSL (FM) (b)           KKRD (FM)                 WMSI (FM)
  WTCK-AM                 KNSS-AM                   WSTZ (FM)
  WMFR-AM                                           WJDX (FM)
                                                    WJDS-AM
                                                    WZRX-AM

Nashville, TN           Myrtle Beach, SC          Biloxi, MS
  WSIX (FM)               WVCO (FM) (b)             WKNN (FM)
  WRVW (FM)               WYAK (FM)                 WMJY (FM)
                          WMYB (FM)

Jacksonville, FL
  WFYV (FM) (b)
  WAPE (FM) (b)
  WKQL (FM)
  WIVY (FM)
  WOKV-AM
  WPDQ-AM

(a)   Joint Selling Agreement (JSA)
(b)   Local Marketing Agreement (LMA)
*T
Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WHFM (FM), WBAB (FM), WBLI (FM) and WGBB-AM in Long Island, NY; WVEZ (FM), WTFX (FM) and WWKY-AM in Louisville, KY and KOLL (FM) in Little Rock, AR.

      --30--

      CONTACT:  SFX Broadcasting Inc., New York
                Cynthia A. Bond
                Director, Investor Relations
                212/407-9126